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                                                                   EXHIBIT 23.01

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference of our report dated February 22, 2001, included in this Form 10-K into Crescent Real Estate Equities Company's previously filed Registration Statements File No. 33-91438, No. 33-92548, No. 333-03450, No. 333-03452, No. 333-03454,
No. 333-13521, No. 333-21905, No. 333-23005, No. 333-33893, No. 333-37273, No.
333-37553, No. 333-37565, No. 333-38071, No. 33-41049, No. 333-42417, No.
333-47563, No. 333-57863, No. 333-64377, No. 333-64379, and No. 333-77941.

                                                       ARTHUR ANDERSEN LLP

Dallas, Texas
March 30, 2001